DISTRIBUTION AGREEMENT

                  AGREEMENT made this 30th day of April, 1997, between Lazard Retirement Series, Inc., a Maryland corporation (the "Fund"), and Lazard Freres & Co. LLC, a New York limited liability company (the "Distributor").

                              W I T N E S S E T H:

                  WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), authorized to reclassify and issue any unissued shares to any number of additional classes or series, each having its own investment objective, policies and restrictions (each such class to be hereinafter referred to as a "Portfolio"), and it is in the interest of the Fund to offer the shares of each Portfolio for sale continuously;

                  WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of shares of $.001 par value common stock of the Fund (the "Common Stock") representing interests in each Portfolio, to commence after the effectiveness of the Fund's registration statement filed pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act.

                  NOW, THEREFORE, the parties agree as follows:

     Section 1. APPOINTMENT OF THE DISTRIBUTOR. The Fund hereby appoints the Distributor as its exclusive agent to sell and to arrange for the sale of the shares of Common Stock of each Portfolio, including both issued shares and authorized but unissued shares, on the terms and for the period set forth in this Agreement and the Distributor hereby accepts such appointment and agrees to act hereunder.

     Section 2. SERVICES AND DUTIES OF THE DISTRIBUTOR.

     (a) The Distributor agrees to sell, as agent for the Fund, from time to time during the term of this Agreement, the Common Stock of each Portfolio upon the terms described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the prospectus included as part of the Fund's registration statement, as such Prospectus may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement most recently filed from time to time by the Fund with the Securities and Exchange Commission and effective under the 1933 Act and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect.

     (b) Upon the commencement of each Portfolio's operations, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of shares of the Common Stock of the Portfolio and will accept such orders on behalf of the Fund as of the time of receipt of such orders and will transmit such orders as are so accepted to the Fund's transfer and dividend disbursing agent as promptly as practicable. Purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

     (c) The offering price of shares of the Common Stock of each Portfolio shall be the net asset value (as determined as set forth in the Prospectus) per share of the Common Stock next determined following receipt of an order, plus postage and other charges, if any, determined as set forth in the Prospectus. The Fund shall furnish the Distributor, with all possible promptness, an advice of each computation of the net asset value of each Portfolio.

     (d) The Distributor shall not be obligated to sell any certain number of shares of the Common Stock of any Portfolio and nothing herein contained shall prevent the Distributor from entering into like distribution arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

     (e) The Distributor is authorized on behalf of the Fund to purchase shares of the Common Stock of any Portfolio presented to it by dealers at the price determined in accordance with, and in the manner set forth in, the Prospectus.

     Section 3.  DUTIES OF THE FUND.

     (a) The Fund agrees to sell shares of the Common Stock of any Portfolio so long as Common Stock is available for sale; and to deliver certificates for, or cause the Fund's transfer and dividend disbursing agent to issue non-negotiable share deposit receipts evidencing, such shares of Common Stock registered in such names and amounts as the Distributor has requested in writing, as promptly as practicable after receipt by the Fund of the net asset value thereof and written request of the Distributor therefor.

     (b) The Fund shall keep the Distributor fully informed with regard to its affairs and shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of shares of the Common Stock of the Portfolios, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Fund by independent accountants and such reasonable number of copies of its most current Prospectus and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of shares of the Common Stock of the Portfolios and in the performance of the Distributor under this Agreement.

     (c) The Fund shall take, from time to time, all necessary action to fix the number of authorized shares of Common Stock and such steps, including payment of the related filing fee, as may be necessary to register the same under the 1933 Act to the end that there will be available for sale such number of shares of Common Stock as the Distributor may be expected to sell. The Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading.

     Section 4.  EXPENSES.

     (a) The Fund shall bear all costs and expenses of the continuous offering of its shares of Common Stock in connection with: (i) fees and disbursements of its counsel and independent accountants; (ii) the preparation, filing and printing of any Registration Statements and/or Prospectuses required by and under the federal securities laws; and (iii) the preparation and mailing of annual and interim reports, Prospectuses and proxy materials to stockholders.

     (b) The Distributor shall bear (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Fund and other materials used by the Distributor in connection with its offering of shares of Common Stock for sale to the eligible investors described in the Prospectus, including the additional cost of printing copies of the Prospectus and of annual and interim reports to stockholders other than copies thereof required for distribution to stockholders or for filing with any federal securities authorities, (ii) any expenses of advertising and promotion incurred by the Distributor in connection with such offering and (iii) the expenses of registration or qualification of the Distributor as a broker or dealer under federal or state laws and the expenses of continuing such registration or qualification.

     Section 5.  INDEMNIFICATION.

     (a) The Fund will indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor within the meaning of the 1940 Act against any losses, claims, damages or liabilities to which the Distributor or such controlling person may become subject, under the 1940 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's Registration Statement, Prospectus or any other written sales material prepared by the Fund which is utilized by the Distributor in connection with the sale of shares of Common Stock or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement and Prospectus) necessary to make the statements therein not misleading or (in the case of such other sales material) necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse the Distributor and each such controlling person for any legal or other expenses reasonably incurred by the Distributor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus in conformity with written information furnished to the Fund by the Distributor specifically for use therein; and provided, further, that nothing herein shall be so construed as to protect the Distributor against any liability to the Fund or its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the reckless disregard ("disabling conduct") by the Distributor of its obligations and duties under this Agreement. This indemnity agreement will be in addition to any liability which the Fund may otherwise have. Any indemnification hereunder (unless ordered by a court) shall be made by the Fund only as authorized in the specific case upon a determination that indemnification of the Distributor is proper in the circumstances and that the Distributor is not liable by reason of disabling conduct. Such determination shall be made (i) by the Board of Directors, by a majority vote of a quorum which consists of Directors who are neither "interested persons" of the Fund as defined in Section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (ii) if the required quorum is not obtainable or if a quorum of such Directors so directs, by independent legal counsel in a written opinion.

     (b) The Distributor will indemnify and hold harmless the Fund, each of its directors and officers and each person, if any, who controls the Fund within the meaning of the 1940 Act, against any losses, claims, damages or liabilities to which the Fund or any such director, officer or controlling person may become subject, under the 1940 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or any sales material not prepared by the Fund which is utilized in connection with the sale of shares of Common Stock or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement and Prospectus) necessary to make the statements therein not misleading or (in the case of such other sales material) necessary to make the statements therein not misleading in the light of the circumstances under which they were made, in the case of the Registration Statement and Prospectus to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Fund by the Distributor specifically for use therein; and the Distributor will reimburse any legal or other expenses reasonably incurred by the Fund or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Distributor may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     Section 6. COMPLIANCE WITH SECURITIES LAWS. The Fund represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all of the provisions of the 1940 Act and of the rules and regulations thereunder. The Fund and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act and the 1933 Act. The Distributor agrees to comply with all of the applicable terms and provisions of the Securities Exchange Act of 1934, as amended.

     Section 7. SUSPENSION OF SALES. The Fund shall have the right to suspend the sales of shares of the Common Stock of one or more Portfolios and the authority of the Distributor to accept orders for shares of the Common Stock of any such Portfolio if the Board of Directors of the Fund determines that it is in the best interest of the Fund or the Portfolio to do so. In that event, the Distributor may make such sales as are necessary to cover unconditional orders accepted by it prior to the suspension.

     Section 8. DURATION AND TERMINATION OF THIS AGREEMENT. As to each Portfolio, this Agreement shall continue until the date set forth opposite such Portfolio's name on Schedule 1 hereto (the "Reapproval Date") and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Portfolio's name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) vote of a majority (as defined in the 1940 Act) of such Portfolio's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940
Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Portfolio, this Agreement may be terminated at any time, without payment of penalty by the Portfolio, on 60 days' written notice to the Distributor by vote of the Board of Directors of the Fund or by vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of such Portfolio. This Agreement shall automatically terminate, as to the relevant Portfolio, in the event of its assignment (as defined by the 1940 Act).

     Section 9. AMENDMENTS OF THIS AGREEMENT. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Directors of the Fund, and (ii) a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     Section 10. NOTICES. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (l) to the Distributor at 30 Rockefeller Plaza, New York, New York 10020, Attention: Secretary, or (2) to the Fund at 30 Rockefeller Plaza, New York, New York 10020, Attention: President.

     Section 11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                             LAZARD FRERES & CO. LLC

                                             By:__________________________


                                             LAZARD RETIREMENT SERIES, INC.

                                             By:__________________________

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



                                    EXHIBIT A



Name of Portfolio                                   Reapproval Date             Reapproval Day
-----------------                                   ---------------             --------------
Lazard Retirement Emerging                          December 31, 1998           December 31
 Markets Portfolio
Lazard Retirement Equity                            December 31, 1998           December 31
 Portfolio
Lazard Retirement Global                            December 31, 1998           December 31
 Equity Portfolio
Lazard Retirement International                     December 31, 1998           December 31
 Equity Portfolio
Lazard Retirement International                     December 31, 2002           December 31
 Equity Select Portfolio
Lazard Retirement International                     December 31, 1998           December 31
 Fixed-Income Portfolio
Lazard Retirement International                     December 31, 1998           December 31
 Small Cap Portfolio
Lazard Retirement Small Cap                         December 31, 1998           December 31
 Portfolio
Lazard Retirement Strategic                         December 31, 1998           December 31
 Yield Portfolio


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